Exhibit 99.1

GENESCO INC. TO PRESENT

AT 2022 ICR CONFERENCE ON JANUARY 10, 2022

NASHVILLE, Tenn., Jan. 4, 2022 --- Genesco Inc. (NYSE: GCO) today announced that its management team will present at the 2022 ICR Conference on Monday, January 10, 2022. A webcast of the fireside chat presentation is scheduled to begin at 9:00 a.m. (Eastern time) and may be accessed through Genesco’s investor relations page at www.genesco.com.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retail and branded company, sells footwear and accessories in more than 1,430 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com. In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. Genesco is committed to progress in its diversity, equity and inclusion efforts, and the Company’s environmental, social and governance stewardship. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Inc. Financial Contact

Tom George

Senior Vice President, Chief Financial Officer

(615) 367-7465/tgeorge@genesco.com

Genesco Inc. Media Contact

Claire S. McCall

Director, Corporate Relations

(615) 367-8283/cmccall@genesco.com